This is an EMPLOYMENT AGREEMENT (the "Agreement"), dated as of November 11,
2003,   by  and  between  PURE  WORLD,   INC.,  a  Delaware   corporation   (the
"Corporation"), and Paul O. Koether (the "Executive").


                                    Recitals
                                    --------

     The Executive currently serves as Chairman of the Company. The Company desires the Executive to continue to serve as the Company's Chairman, and the Executive desires to continue to serve the Company as its Chairman, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Employment.  The Company hereby employs the Executive as Chairman of the
        ----------
Company, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.

     2. Duties and Powers.
        ------------------

     2.1  Duties.  The  Executive  shall  serve as  Chairman  of the Company and
          ------
perform the duties of Chairman as defined in the Bylaws of the Company in effect on the date of this Agreement. The Chairman shall receive the compensation provided herein notwithstanding any future amendment to the Bylaws of the Company which diminishes or alters the duties of the Chairman of the Company. The Executive shall not be required to devote his entire working time to the business of the Company, and may devote time to other business interests, including but not limited to serving as Chairman of Kent Financial Services, Inc., Cortech, Inc., and of Sun Equities Corporation, and engaging in the securities brokerage business, currently as a registered representative of T. R. Winston & Company, Inc.

     2.2 Chief Officer.  As Chairman of the Company,  the Executive shall report
         -------------
only to the Board of Directors of the Company (or, in the event the Company becomes a direct or indirect subsidiary of any other corporation, to the Board of Directors of the ultimate parent of the Company), and his powers and authority shall be superior to those of any other officer or employee of the Company or of any subsidiary of the Company. Subject to the authority of the Board of Directors of the Company, the Executive shall have final responsibility for the conduct of the business and affairs of the Company and of its subsidiaries, and the presidents and chief executive officers of all subsidiaries of the Company shall report to the Executive.



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


     2.3  Service as  Director.  If  elected,  the  Executive  shall  serve as a
          --------------------
director of the Company without additional compensation, and shall have the right at any time to serve as a director of any subsidiary of the Company.

     3. Term of Agreement.  The initial term of employment  under this Agreement
        -----------------
shall be three years commencing effective as of December 1, 2003 (the "Effective Date") and shall extend until November 30, 2006 unless sooner terminated pursuant to Section 6 below. The term of the Executive's employment under this Agreement shall be automatically extended one day for each day elapsed after the Effective Date. Employment of the Executive by the Company prior to the Effective Date shall, subject to the terms and conditions of the benefit plans and arrangements referred to in Section 5.1 below, be counted in determining the Executive's continuous service with the Company for purposes of any benefit computation.

     4.  Compensation.  For all services  rendered by the  Executive  under this
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Agreement, the Company shall pay the Executive an annual salary of $215,000 (the
"Base Salary"), payable in equal monthly installments. The Board of Directors of the Company shall from time to time review the compensation to be paid to the Executive under this Agreement and shall increase (but not decrease) the compensation in such amounts, if any, as the Board of Directors determines.


     5. Benefits, Expenses, Reimbursement, etc.
        ---------------------------------------

     5.1 Benefit  Plans.  The Company  shall  provide  the  Executive  with such
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medical and disability  insurance,  hospital  insurance and group life insurance and other benefits made available to executive level employees of the Company, subject to the terms and conditions of such benefit plans and arrangements.

     5.2 Expenses.  The Company shall pay all expenses incurred by the Executive
         --------
in furtherance of or in connection with the business of the Company and its subsidiaries and affiliates including, without limitation, all (i) travel and living expenses while away from home on business or at the request and in the service of the Company or its subsidiary or affiliate, and (ii) entertainment expenses, upon submission of appropriate receipts or vouchers and in accordance with the standard expense reimbursement policies of the Company as in effect from time to time. If any such expenses are paid by the Executive, the Company shall reimburse him promptly for those expenses. The Executive shall also be entitled to reimbursement for the annual fee(s) of any credit cards the Executive acquires for use in charging expenditures incurred in the performance of his duties under this Agreement.



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     5.3 Vacations.  The Executive  shall be entitled each year to a vacation of
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four weeks (twenty working days),  during which time his  compensation  shall be paid in full and such holidays and other non-working days as are consistent with the policies of the Company for executives generally. All vacations shall be scheduled so as to cause minimal interference with the operations of the Company. If the Executive's employment under this Agreement is terminated pursuant to Section 6, the Executive shall be entitled to payment for all untaken vacation days.

     5.4 Death  Benefits.  Subject to the  provisions of Section  5.5(B) of this
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Agreement,  in the  event  of the  Executive's  death  during  the  term of this
Agreement, the Company shall pay to such beneficiaries as the Executive shall designate in writing prior to the Executive's death, or if he fails to designate a beneficiary, to the Executive's spouse or, if none, to the Executive's estate, an annual benefit equal to $215,000 (the "Death Benefit"). The Death Benefit shall be payable in equal monthly installments for a period of 3 years, commencing on the first day of the next month following the month in which the Executive's death occurs. Payments made pursuant to this Section 5.4 shall be made in lieu of any and all payments provided for in Section 4 of this Agreement.

     5.5 Disability.
         ----------

     A. The Executive shall be paid such benefits to which he is entitled under the terms of such long-term disability insurance as the Company has provided under Section 5.1 of this Agreement. If at any time during the term of this Agreement (i) the Company is not providing the Executive with long-term disability insurance coverage, or (ii) the amount of coverage provided pays benefits less than an annual benefit to age 73 of 80% or more of the Executive's Base Salary plus cash bonuses which the Executive is being paid prior to the commencement of disability benefits, then the Executive shall be paid the amount specified in Section 5.5(B) of this Agreement.

     B. Subject to the provisions of Section 5.5(A) of this Agreement, if during the term of this Agreement (i) the Executive suffers any illness, disability or incapacity which renders him unable to perform his duties hereunder and such illness, disability or incapacity is deemed by a duly licensed physician (who may be the Executive's personal physician) to be permanent, or (ii) the Executive is unable to render services to the Company of the nature required by this Agreement because of illness, disability or incapacity for a period of 90 days, whether or not such days are consecutive, during any year of the term hereof, then the Executive shall continue to render advisory and consulting services as he is able and as may be reasonably requested by the Company. The Company shall pay to the Executive an annual disability payment (the "Disability



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

Payment") equal to 80% of the Executive's compensation (Base Salary plus cash bonuses) in effect at the time the event or condition described in Section 5.5(B) (i) or (ii) (the "Condition") above occurs. The Disability Payment shall be paid to the Executive in equal monthly installments until the Executive attains age 73. Disability Payments shall commence on the first day of the month following the month in which the Condition occurs and shall be made even if the Executive is unable to render any services to the Company.

     C. In the event of the Executive's death during the period in which Disability Payments are to be paid, the Company shall pay any remaining Disability Payments due pursuant to Section 5.5(B) to such beneficiaries as the Executive designates in writing before his death, or upon his failure to designate a beneficiary, to his surviving spouse or, if none, then to the Executive's estate. Such payments shall be paid in lieu of any and all payments provided for in Section 4 and 5.4 of this Agreement.

     6. Termination. The Executive's employment hereunder may be terminated only
        -----------
under the following circumstances:

     6.1 Cause. The Company may terminate the Executive's  employment  hereunder
         -----
for "cause" upon not less than five days' prior written notice of such termination. For purposes of this Agreement, the Company shall have "cause" to terminate the Executive's employment hereunder upon (A) the continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or the removal of Executive's office to a location more than 5 miles from its current location), which failure has not been cured (i) within three days after a written demand for substantial performance is delivered to the Executive by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties (the "Three Day Period"), or (ii) in the event such failure cannot be reasonably cured within the Three Day Period, within 20 days thereafter, provided that the Executive promptly commences and thereafter diligently prosecutes the cure thereof, or (B) the Executive's conviction of any criminal act or fraud with respect to the Company. Notwithstanding the foregoing, the Executive's employment may not be terminated for cause unless and until the Company has delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than 80 percent of the entire Board of Directors at a meeting of the Board (of which the Executive was given at least 20 days prior



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

written notice and an opportunity, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive has not substantially performed his duties (which failure shall be described in detail) and such failure has not been cured within the period described in (ii) above. In addition, the Company shall not have cause to terminate the Executive's employment hereunder as a result of any event occurring prior to the date hereof and previously disclosed to the Company. The burden of establishing cause shall be upon the Company.

     6.2  Termination  by  the  Executive.  The  Executive  may  terminate  this
          --------------------------------
employment hereunder for "good reason" upon not less than five days' prior written notice to the Company. For purposes of this Agreement, "good reason" shall mean the continued failure by the Company to perform its obligations under this Agreement (including any material change by the Company in the duties, responsibilities and powers of the Executive as set forth herein or the removal of the Executive's office to a location more than 5 miles from its current location) which failure has not been cured (i) within three days after a written demand for performance is delivered to the Company by the Executive that specifically identifies the manner in which the Executive believes the Company has not performed its obligations (the "Three Day Period"), or (ii) in the event such failure cannot be reasonably cured within the Three Day Period, within twenty (20) days thereafter provided that the Company promptly commences and thereafter diligently prosecutes the cure thereof.

     6.3 Change in Control.
         ------------------

     A. The Executive may terminate his employment under this Agreement at any time for "good reason" (as defined below) within 36 months after the date of a Change in Control (as defined below) of the Company.

     B. A"Change in Control" of the Company shall be deemed to have occurred if:

          (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on the date hereof), other than individuals beneficially owning, directly or indirectly, common stock of the Company representing 30% or more of the Company's issued and outstanding common stock as of the Effective Date, is or becomes the beneficial owner, directly or indirectly, of common stock of the Company representing 30% or more of the Company's then issued and outstanding common stock; or



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

          (2) individuals who constitute the Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be, for purposes of this clause, considered as though such person were a member of the Incumbent Board. For purposes of this Section 6.3(A), "good reason" shall mean a determination solely by the Employee, in good faith, that as a result of the change of control of the Company he may be adversely affected (i) in carrying out his duties and powers in the fashion he previously enjoyed or (ii) in his future prospects with the Company.


     C. If the Executive terminates his employment after a Change of Control of the Company, he shall notify the Company in writing of the effective date of the termination (the "Termination Date") and he shall be paid (i) the Base Salary and any bonuses payable to the Executive under this Agreement through the Termination Date, or (ii) an amount equal to the product of (a) the average annual Base Salary and bonus paid to the Executive during the five years preceding the Termination Date, multiplied by (b) three, whichever of (i) or
(ii) is more. The amount payable under this Section 6.3(C) shall be paid in a lump sum on or before the fifth day following the Termination Date.

     7. Interest and Counsel Fees.
        --------------------------

     7.1 Interest.  All amounts  payable to the Executive  under this  Agreement
         --------
shall be due and payable at the time specified herein and any payment which is not made within five days of the date of written demand shall be made with interest on the amount due from the due date until paid in full at an annual rate equal to 2% over the prime or base rate of interest generally offered or charged by Citibank, N.A. to its commercial customers for short-term unsecured loans, as in effect from time to time during the period from such due date until the date such payment is made.

     7.2 Counsel Fees. The Company hereby  irrevocably  authorizes the Executive
         ------------
from time to time to retain counsel of his choice at the expense of the Company to represent the Executive in connection with the Executive's initiation or defense of any litigation, arbitration or other legal action relating to this Agreement or any provision hereof (whether such action is by or against the Company or any director, officer, stockholder or other person affiliated with the Company, or in any jurisdiction). Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company



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irrevocably   consents  to  the  Executive   entering  into  an  attorney-client
relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The reasonable fees and expenses of counsel selected by the Executive shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $250,000. Notwithstanding the preceding, if it should be finally determined by judgment or order of a court of competent jurisdiction (the time for the appeal of which judgment or order shall have expired), that the Executive has not prevailed in any such litigation, arbitration or other legal action, the Executive shall promptly return to the Company, upon its demand, any amounts so advanced in connection with such action together with interest thereon at the rate provided in Section 7.1 above.

     8. No Conflicting Commitments.
        ---------------------------

     8.1 Representation and Warranty. The Executive represents and warrants that
         ----------------------------
he has no commitments or obligations of any kind whatsoever inconsistent with this Agreement and is under no disability of any kind whatsoever which would impair, infringe upon or limit Executive's ability to enter this Agreement or to perform the services required hereunder.

     8.2 Indemnification. The Executive agrees to indemnify and hold the Company
         ---------------
harmless against any claim or other actions asserted against the Company based upon circumstances in which it is alleged that the Executive has breached the warranty set forth in Section 8.1.

     9.  Governing  Law.  This  Agreement has been executed and delivered in the
         --------------
State of New Jersey, and shall in all respects be interpreted, construed, and governed by and in accordance with the law of the State of New Jersey. Except as otherwise herein provided, all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to, or from this Agreement shall be litigated exclusively and only in courts having situs within the State of New Jersey, and the parties hereby consent and submit to the jurisdiction of any state or federal court located in the State of New Jersey. Notwithstanding the preceding, the Executive, at his sole and exclusive option,



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exercisable  by written  notice  given to the Company at any time,  may elect to submit any dispute arising under this Agreement to resolution by arbitration held in Somerset County, New Jersey in accordance with the rules of the American Arbitration Association.

     10.  Notices.  All notices  hereunder  shall be in writing  and  personally
          -------
delivered or mailed by registered or certified mail, return receipt requested, to the following address:

                  If to the Company:

                  376 Main Street
                  P. O. Box 74
                  Bedminster, New Jersey 07921
                  Attention: Sue Merrill

                  If to the Executive:

                  Paul O. Koether
                  211 Pennbrook Road
                  P. O. Box 97
                  Far Hills, New Jersey 07931

The Company or the Executive may hereafter designate another address to the other in writing for purposes of notices under this Agreement.

     11.  Waivers.  Any waiver by any party of any  violation  of,  breach of or
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default  under any  provision of this  Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

     12.  Assignability.  This Agreement  shall not be assignable by the Company
          --------------
without the written consent of Executive, except that if the Company shall merge or consolidate with or into, or transfer substantially all of its assets to, another corporation or other form of business organization, this Agreement shall be binding on the Executive and be for the benefit of and binding upon the successor of the Company resulting from such merger, consolidation or transfer without Executive's consent, unless this Agreement is terminated pursuant to
Section 6.3(C). Executive may not assign, pledge, or encumber any interest in this Agreement or any part thereof without the express written consent of the Company, this Agreement being personal to Executive.

     13. Severability.  Each provision of this Agreement  constitutes a separate
         ------------
and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for




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any such  provision  held  unlawful,  there shall be  substituted a provision of similar import reflecting the original intent of the parties hereto to the extent permissible under law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above written.

                                                PURE WORLD, INC.


                                       By:      /s/ Paul O. Koether
                                                --------------------------------
                                                Paul O. Koether

                                       Title:   Executive
                                                ---------


                                       By:      /s/ Alfredo Mena
                                                --------------------------------
                                                Alfredo Mena

                                       Title:   Director
                                                --------


                                       By:      /s/ William Mahomes
                                                --------------------------------
                                                William Mahomes

                                       Title:   Director
                                                --------



























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